TRUST AGREEMENT

This TRUST AGREEMENT, dated as of June 7, 2010 (this “Trust Agreement”), among WSFS Financial Corporation, a Delaware corporation (the “Depositor”), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”), Wilmington Trust Company, a Delaware banking corporation, as property trustee (the “Property Trustee”), and Mark A. Turner, Stephen A. Fowle and Robert F. Mack, each an individual, as administrative trustees (the “Administrative Trustees” and, together with the Delaware Trustee and the Property Trustee, the “Trustees”).  The Depositor and the Trustees hereby agree as follows

1.           The trust created hereby (the “Trust”) shall be known as “WSFS Capital Trust IV” in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.  The Trust is hereby established by the Depositor and the Trustees for the purpose of (i) issuing capital securities (“Capital Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Depositor, (ii) issuing and selling common securities (“Common Securities” and, together with the Capital Securities, “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Depositor in exchange for cash and investing the proceeds thereof in additional debentures of the Depositor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

2.           The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10.00.  The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate.  The Trustees hereby declare that they will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Trust Act”), and that this document constitutes the governing instrument of the Trust.  The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Trust Act.

3.           The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities.  Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as the Depositor directs in order to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise

4.           (a) The Trustees accept the trusts hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Trust Agreement.  The

Trustees shall not be personally liable under any circumstances, except for their own willful misconduct or gross negligence.  In particular, but not by way of limitation:

(i)           No provision of this Trust Agreement shall require the Trustees to expend or risk their personal funds or otherwise incur any financial liability in the performance of their rights or duties hereunder, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(ii)           Under no circumstance shall the Trustees be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(iii)           The Trustees shall not have liability for their action or inaction taken in good faith;

(iv)           All funds deposited with the Trustees hereunder may be held in non-interest bearing trust accounts and the Trustees shall not be liable for any interest thereon; and

(v)           To the extent that, at law or in equity, the Trustees have duties and liabilities relating thereto to the Trust, such duties and liabilities are replaced by the terms of this Trust Agreement.

(b)           Notwithstanding anything contained herein to the contrary, the Delaware Trustee and the Property Trustee shall not be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than, in the case of the Delaware Trustee and the Property Trustee, the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by Wilmington Trust Company, or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee and the Property Trustee contemplated hereby.

(c)           Except as expressly provided in this Section 4, in accepting and performing the trusts hereby created, the Trustees act solely as Trustees hereunder and not in their individual capacities, and all persons having any claim against the Trustees by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof.

5.           The Depositor and the Trustees hereby authorize and direct the Depositor, as agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market LLC (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, and (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust.

6.           The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  A Trustee may resign at any time upon thirty (30) days’ prior notice to the Depositor.    If no successor has been appointed within such thirty day period, the resigning Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee.

7.           (a)   The Trustees and their officers, directors, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities (the Trust, the Depositor and any holder of the Trust Securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b)   The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

(c)   The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

(d)   The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

8.           This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

9.	This Trust Agreement may be executed in one or more counterparts.

10.           The Trust may dissolve without issuing any Trust Securities at the election of the Depositor.  Upon dissolution, the Trustees shall file a certificate of cancellation in accordance with the Trust Act and apply the funds deposited with it pursuant to Section 2 above to reimburse the Trustees for any filing fees or other expenses in connection therewith.  Any remaining funds shall, after payment of any other expenses of the Trust, be returned to the Depositor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

WSFS FINANCIAL CORPORATION, as Depositor

By:	/s/ Mark A. Turner
Name:	Mark A. Turner
Title:	President and Chief Executive Officer

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:	/s/ Christopher J. Slaybaugh
Name:	Christopher J. Slaybaugh
Title:	Vice President

WILMINGTON TRUST COMPANY, as Property Trustee

By:	/s/ Christopher J. Slaybaugh
Name:	Christopher J. Slaybaugh
Title:	Vice President

MARK A TURNER, as Administrative Trustee

/s/ Mark A. Turner

STEPHEN A FOWLE, as Administrative Trustee

/s/ Stephen A. Fowle

ROBERT F. MACK, as Administrative Trustee

/s/ Robert F. Mack

CERTIFICATE OF TRUST

OF

WSFS CAPITAL TRUST IV

THIS Certificate of Trust of WSFS Capital Trust IV (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.           Name.  The name of the statutory trust formed by this Certificate of Trust is WSFS Capital Trust IV.

2.           Delaware Trustee.  The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration.

3.           Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have  duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:	/s/ Christopher J. Slaybaugh
Name:	Christopher J. Slaybaugh
Title:	Vice President

WILMINGTON TRUST COMPANY, as Property Trustee

By:	/s/ Christopher J. Slaybaugh
Name:	Christopher J. Slaybaugh
Title:	Vice President

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MARK A TURNER, as Administrative Trustee

/s/ Mark A. Turner

STEPHEN A FOWLE, as Administrative Trustee

/s/ Stephen A. Fowle

ROBERT F. MACK, as Administrative Trustee

/s/ Robert F. Mack

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